                                                                    Exhibit 99.6


                                 FIFTH AMENDMENT
                                     TO THE
                        ALLIANCE DATA SYSTEMS 401(K) AND
                             RETIREMENT SAVINGS PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         In accordance with Section 13.1 of the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan") is hereby amended, effective as of July 1, 2001, as follows:

         1. The first paragraph of Section 6.2 of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:

                  "Effective as of July 15, 2001, or as soon thereafter as administratively practicable, the Trustee shall establish an Investment Fund for the purpose of allowing investment in common stock of the Company (herein referred to as the "Company Stock Fund").

         2. Section 6.2 of the Plan is hereby further amended by deleting the third paragraph thereof and by adding the following new paragraphs to the end of the Section to read as follows:

                  "The Investment Committee shall provide information to Participants and eligible Employees regarding the Investment Funds available under the Plan, including a description of the investment objectives and risk and return characteristics of each investment alternative. The Benefits Administration Committee shall furnish or direct to have furnished any prospectus relating to any Investment Fund as required by law.

                  The Investment Committee shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, which may include the following:

                           (1) the procedures for making investment elections;

                           (2) the applicable restrictions on transfers to and
                  from any Investment Fund;

                           (3) a description of any transaction fees and
                  expenses which affect the balances in Participant Accounts in connection with the purchase or sale of Investment Funds;

                           (4) the name, address and phone number of the
                  fiduciary (and, if applicable, the person or persons designated by the fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the investments in Investment Funds; and

                           (5) other information relating to the Investment
                  Funds as deemed necessary or appropriate, including but not limited to the following: (a) identification of any designated investment managers, (b) a description of the additional information which may be obtained upon request from the identified fiduciary designated to provide such information, and (c) the procedures established to provide for the confidentiality of information relating to the purchase, holding and sale of Company securities and the exercise of voting, tender and similar rights with respect thereto.

                  Anything contained in this Section 6.2 to the contrary notwithstanding, a portion of the Trust Fund, as determined by the Investment Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution."

         3. Section 6.4 of the Plan is hereby amended in its entirety to read as follows:

         "6.4     VOTING AND TENDER OF SHARES

                  Consistent with ERISA Section 404(c), the following shall apply with respect to the investment by Participants and Beneficiaries in Company securities:

                           (1) Information provided to shareholders of such
                  Company securities shall be provided to Participants and Beneficiaries with accounts holding such securities.

                           (2) Voting, tender and similar rights with respect to
                  Company securities shall be passed through to Participants and Beneficiaries with accounts holding such securities. The Trustee shall vote or tender or take other similar action with respect to such shares solely in accordance with instructions furnished to it by each Participant or Beneficiary, in accordance with such procedures as are generally made available to shareholders. Shares, including fractional shares, for which instructions are not received by the Trustee shall not be voted or tendered.

                           (3) Information relating to the purchase, holding,
                  and sale of Company securities, and the exercise of voting, tender and similar rights with respect to such securities, by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

                           (4) The Trustee shall be the fiduciary who is
                  responsible for (i) ensuring that any procedures used are sufficient to safeguard the confidentiality of the information described in paragraph 3, (ii) such procedures are being followed, and (iii) the independent fiduciary required by paragraph (5), below, is appointed when necessary.

                           (5) An independent fiduciary shall be appointed to
                  carry out activities relating to any situations which the fiduciary designated in accordance with paragraph (4), above, determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                  To the extent that shares underlying one or more of the Investment Funds are allocated to Participants' Accounts, the Trustee shall vote or tender such shares solely in accordance with instructions furnished to it by each Participant (or Beneficiary of a deceased Participant), in accordance with such procedures as are generally made available to shareholders; provided that the Benefits Administration Committee shall be responsible for delivery to each Participant (or Beneficiary of a deceased Participant) of all notices, proxies and proxy soliciting materials related to any such shares. Any such instructions shall remain in the strict confidence of the Trustee. Shares, including fractional shares, for which voting or tender instructions are not received shall not be voted or tendered."

         4. Article Six is hereby amended by adding thereto the following new
Section 6.7 to read as follows:

         "6.7     EMPLOYER SECURITIES AND REAL PROPERTY

                  The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in ERISA; provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities or qualifying Employer real property if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities and qualifying Employer real property held by the Trustee hereunder should amount to more than l00% of the fair market value of all the assets in the Trust Fund."

         5. Section 9.2(B) of the plan is hereby amended to add the following new paragraph to the end thereof to read as follows:

                  "Notwithstanding the foregoing, a Participant who elects to invest a portion of his account in the Company Stock Fund, may elect that all or a portion of his Account be distributed in shares of common stock of the Company; provided, however, that the value of any fractional shares shall be distributed in cash."

         6. In all other respects the Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, ADS Alliance Data Systems, Inc. hereby adopts this amendment this 18th day of July, 2001.


                                 By /s/ Dwayne Tucker
                                   -------------------------

                                 Title  Senior Vice President of Human Resources
                                      ------------------------------------------